EXHIBIT 99.1

NEWS ANNOUNCEMENT
SYS Contact: Edward M. Lake Chief Financial Officer 858-715-5500 Email: investmentinfo@systechnologies.com	Investor Relations Contact: Moriah Shilton Lippert/Heilshorn Associates 415-433-3777 Email: moriah@lhai-sf.com

SYS TECHNOLOGIES ANNOUNCES ACQUISITION OF AI METRIX
- Ai Metrix’s Innovative Network Management Solutions Strengthen Company’s Information Connectivity Solutions -
- Ai Metrix Board Member Philip Trahanas to Join SYS Board of Directors -

SAN DIEGO, CA - Oct. 18, 2006 - SYS Technologies (AMEX: SYS), a leading provider of information connectivity solutions that enable real-time, complex decision-making, announced it has acquired Ai Metrix, a provider of innovative network management solutions, for approximately 3.1 million shares of SYS common stock and the potential for additional consideration based on the achievement of certain future financial objectives.

Based in Reston, Virginia, Ai Metrix, which has 42 employees, all of whom will be staying with the company, will be operated as a wholly owned subsidiary in the SYS Public Safety, Security and Industrial Systems Group. Ai Metrix’s revenues for the nine months ended September 30, 2006 were approximately $5.8 million. The transaction is anticipated to be accretive to the earnings of SYS. Ai Metrix’s flagship product is NeuralStar - a network management platform that provides real-time network monitoring, analysis of performance metrics and captures, correlates and stores performance and alarm events for various network devices. This next-generation network management platform has become a key solution for converged enterprise networks and is the core network management platform for the Department of Defense’s backbone network, known as the Global Information Grid (GIG).

“Ai Metrix’s network management technology brings to SYS a unifying integration architecture that can be implemented across our family of information connectivity solutions,” stated Cliff Cooke, CEO of SYS. “Its addition strengthens our Public Safety, Security and Industrial solutions offerings and enables us to provide a complete package - a key metric for selling into one of our targeted markets of small to medium sized municipalities. In addition, there are also great synergies between Ai Metrix’s technology and our Defense Solutions Group solutions. Therefore, we can leverage Ai Metrix to increase SYS’s overall success in all the markets we serve.”

The acquisition will expand SYS’ customer base. In the military markets, the combined company will now have a customer base that includes major programs across the Department of Defense, the individual armed services, Joint Command, and the National Guard. Ai Metrix’s current commercial customers include communications service providers and technology companies such as Cincinnati Bell, Broadwing and Microsoft, and will broaden SYS’s commercial customer base.

“The rise of Net-centric applications and converged networks have increased demand for our network management solutions from commercial enterprises, government agencies, Department of Defense and homeland security organizations,” stated Phillip Carrai, president and CEO of Ai Metrix. “Combining our market-leading network management technology with SYS’s information connectivity solutions and the breadth of our combined customer relationships, we believe, will greatly increase the overall potential of our technology. I look forward to joining SYS, and I am excited about the opportunities that lie ahead.”

Addition to SYS Board of Directors

Philip Trahanas, an Ai Metrix board member, will join the SYS board of directors in connection with the transaction. SYS’s board of directors has increased to nine members. Mr. Trahanas is a managing director of General Atlantic, a global private equity firm with $10 billion under management.

“Phil’s addition will strengthen our existing board of directors,” stated Cooke. “He brings to the company extensive IT industry relationships and expertise. His unique insights and perspective will be invaluable to the company’s new business development and success expanding our presence in our target markets.”

“SYS and Ai Metrix offer advanced solutions for assuring the reliability of secure, complex, mobile networks,” stated Trahanas.“Delivering such networks is one of the most important challenges defining the future of IT today and SYS is well-positioned to continue serving this market. I look forward to assisting the company and SYS’s board of directors with capitalizing on this opportunity, creating substantial growth opportunities in the years ahead.”

Trahanas joined General Atlantic from Morgan Stanley in 2000, where he was a member of the High Technology Corporate Finance Team and a Merger and Acquisition specialist. Before Morgan Stanley, Trahanas was an electrical engineer at General Electric, where he specialized in communications equipment and semiconductor design.

Trahanas has a B.E. in Electrical Engineering from The Cooper Union for the Advancement of Science and Art, an M.B.A. from the University of Pennsylvania’s Wharton School and an M.S. in Engineering from the Moore School of Engineering. He holds director positions at A-Max Technology and PowerDsine.

USBX Advisory Services LLC, a Santa Monica, CA based investment bank with specialized security and government services practices, served as exclusive financial advisor to SYS for this transaction.

About SYS

SYS Technologies (AMEX: SYS), is a leading provider of information connectivity solutions that capture, analyze and present real-time information to our customers in the Department of Defense, Department of Homeland Security, other government agencies and to large industrial companies.  Using interoperable communications software, sensors, digital video broadcast and surveillance technologies, wireless networks, decision-support tools and Net-centric technologies, our technical experts enhance complex decision-making. We also provide solution lifecycle support with program, financial, test and logistical services and training.  Founded in 1966, SYS Technologies is headquartered in San Diego and has principal offices in California, Virginia and Maryland. For additional information, visit www.systechnologies.com

About Ai Metrix

Ai Metrix is a leader in providing advanced management solutions for today's converged, next-generation networks. Ai Metrix's flagship product, NeuralStar, is a network management platform that gives organizations the ability to manage heterogeneous data, voice, video, wireless and satellite systems as a single environment. Ai Metrix solutions have been proven in some of the world's most intensive, high-security military environments, including the U.S. Department of Defense's Ballistic Missile Defense and Integrated Network Management System programs, the National Guard and the Defense Advanced Research Projects Agency (DARPA). Net-centered enterprises and service providers, including Microsoft, Broadwing and Cincinnati Bell, use Ai Metrix solutions to increase service quality, efficiency and profitability. Ai Metrix, Inc. is backed by General Atlantic Partners, LLC and Spectrum Equity Investors. Ai Metrix corporate headquarters are in Reston, Virginia, with offices in El Dorado Hills, California and Brazil. For more information, visit www.aimetrix.com or email noatley@aimetrix.com.

Notice Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release regarding the Company’s strategies, plans, objectives, expectations, and future operating results are forward-looking statements. Although SYS believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. Actual results could differ materially based upon a number of factors including, but not limited to, the state of economy, competition, unanticipated business opportunities, availability of financing, market acceptance, government regulation, dependence on key personnel, limited public markets and liquidity, shares eligible for future sale, continuation and renewal of contracts and other risks that may apply to the Company, including risks that are disclosed in the Company’s Securities and Exchange Commission filings.